1 Exhibit 10.32 October 4, 2021 By email: raju.malhot@gmail.com Raju Malhotra 745 Bromfield Road Hillsborough, California 94010 Re: Offer of Employment: Service as Chief Product & Technology Officer of PAR Technology Corporation (the "Letter") Dear Raju, We are pleased to extend you an offer to serve as the Chief Product and Technology Officer ("CPTO") of PAR Technology Corporation (the "Company"), reporting directly to the Company's Chief Executive Officer and President ("CEO"). As CPTO of the Company, you will perform those duties and shall have such authority and responsibilities customarily consistent with, and incident to, the offices of Chief Product Officer and Chief Technology Officer, and you shall perform such additional duties and shall have such additional authority and responsibilities as the CEO and/or the Company's Board of Directors may prescribe. Your principal office will be located at San Mateo, California. You will be required to travel as may be reasonably necessary to properly fulfill your employment duties and responsibilities. You will devote all of your business time, energy, business judgment, knowledge and skill and your best efforts to the performance of your duties with the Company. The terms of this Letter also include the Non-Disclosure; Non-Solicitation Agreement dated August 10, 2021 and attached hereto as Exhibit A (the "NDA"), which, as explained below, forms a part of this Letter. 1. Base Salary. Your annual base salary will be $400,000.00, paid in accordance with the Company's regular payroll practices, for your full-time efforts. Your base salary will be subject to review by the Company's Board of Directors (or Committee thereof, the "Committee") upon the recommendation of the CEO from time to time, but no less than annually, and may be adjusted from time to time in the Committee's sole discretion. 2. Fiscal Year 2021 Incentive Compensation & Bonus. (a) The first paragraph of Section 2 (Incentive Compensation), Section 3. (2021 LARR & CARR Performance Equity), and Section 4 (Bonus) of your offer of employment letter dated July 14, 2021 between you and Punchh Inc. ("Punchh") and accepted by you on August 4, 2021 (attached to this Letter as Appendix A, the "July 2021 Offer Letter") are

2 incorporated into this Letter and form a part of this Letter. Capitalized terms used in this Section 2 and not otherwise defined in this Section, shall have the meanings ascribed to them in the Sections of July 2021 Offer Letter incorporated herein. (b) For the fiscal year ending December 31, 2021, (i) you will continue to participate in the 2021 Performance Plan pursuant to the first paragraph of Section 2 (Incentive Compensation) of the July 2021 Offer Letter, and (ii) the LARR & CARR RSUs granted to you, having a grant date of August 12, 2021, in accordance with Section 3 (2021 LARR & CARR Performance Equity) of the July 2021 Offer Letter will remain outstanding, subject to the terms and conditions of the Grant Notice - Restricted Stock Unit Award (Performance Vesting) and Restricted Stock Unit Award Agreement under which they were granted to you. (c) You will continue to be eligible to receive your cash bonus described in and subject to Section 4 (Bonus) of the July 2021 Offer Letter; provided that you remain continuously employed as the CPTO of PAR Technology Corporation. 3. Incentive Compensation. You will be eligible to participate, at the discretion of the Committee, in the Company's incentive compensation plans as in effect from time to time for the Company's executive officers beginning with the fiscal year ending December 31, 2022 (the "FY 2022"): (a) Short-Term Incentive ("STI''). Beginning with FY 2022 and for subsequent fiscal years while you continue to be employed by the Company, you will have the opportunity to earn, on an annual basis, a cash bonus subject to the achievement of performance targets established by the Committee for the applicable performance period. Your annual STI bonus target for FY 2022 is equal to 87.5% of your earned base salary in FY 2022. Annual STI bonus targets and associated payments, if any, will be established for subsequent fiscal years by the Committee. Any annual STI bonus earned for a completed fiscal year will be paid in the immediately following fiscal year at the same time annual STI bonuses are paid to other executive officers of the Company, subject to your continued employment with the Company through the date of payment. All STI bonus payments, if any, are subject to the Committee's certification as to the satisfaction of the performance targets for the applicable performance period. (b) Long-Term Incentive ("LTI"). You will be eligible to participate in the Company's long-term incentive program as in effect from time to time for executive officers of the Company for FY 2022 and in subsequent fiscal years while you continue to be employed by the Company. Your FY 2022 LTI Award target is $1,500,000, and will be subject to the achievement of performance targets established by the Committee for the applicable performance period, and the achievement thereof certified by the Committee. Your LTI Award(s) will be made under the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (as the same may be amended and restated from time

3 to time, or its successor ("Plan")) and subject to the terms and conditions of the Company's LTI program and award agreement(s) then in effect. (c) Performance Bonus. You will have the opportunity to earn a cash bonus of up to $1,000,000 subject to your achievement of performance targets to be established by the Committee for the performance period beginning FY 2022 and ending December 31, 2023. Any bonus earned, will be paid, subject to and following the Committee's certification as to the satisfaction of the performance targets, and provided you remain continuously employed with the Company through the date of payment. 4. Employee Benefits. Subject to satisfaction of any applicable eligibility requirements, you will be eligible to participate in any employee benefit plan that the Company has adopted or may adopt, maintain, or contribute to for the benefit of its executive officers, which includes health insurance, LTD/ADD/life insurance, and 401(k). You will be eligible for unlimited PTO, administered by reference to the Punchh PTO policy. You will be reimbursed for reasonable expenses incurred by you in the course of performing your duties and responsibilities as CPTO of the Company in accordance with the Company's business expense reimbursement policy. The Company reserves the right to amend, modify or terminate any of its benefit plans, policies, or programs at any time and for any reason. 5. Additional Provisions. All forms of compensation paid to you as an employee shall be less appliable tax withholdings and deductions as required or permitted by law. All awards of equity will be subject to the approval of the Committee. You represent and warrant to the Company that you are not, as of the date of this Letter, a party to or subject to any employment, non-compete, or similar agreement that would limit or prohibit, in whole or in part, your performance of your duties or responsibilities as CPTO or as an employee of the Company. The offer to serve as CPTO of the Company as set forth in this Letter is contingent upon a satisfactorily completed, in the Company's sole discretion, background investigation and screening of you in accordance with the Company's application process and background screening policy; the foregoing having been satisfied, your service as CPTO of the Company is effective as of October 4, 2021. This Letter does not represent any guarantee of employment for any period. Your employment with the Company will be "at will"; either the Company or you may terminate your employment at any time, with or without notice, for any reason or no reason. This Letter embodies the complete agreement and understanding between you and the Company or any of its subsidiaries with respect to the subject matter herein and supersedes and preempts any prior understandings, agreements (including the July 2021 Offer Letter other than the Sections (or portions thereof) expressly referenced and incorporated into this

4 Letter) or representations by and between you and the Company or any of its subsidiaries, written or oral, which may have related to the subject matter hereof in any way; provided that, and notwithstanding the foregoing, (A) your severance entitlements under your offer letter dated July 26, 2020 with Punchh set forth in Section 6 (Termination Benefits) thereof relating to base salary and your equity awards (originally granted by Punchh and subsequently assumed by the Company on April 8, 2021 ), together with those provisions that inform the application of Section 6 (Section 7 (Definitions) and Section 8 (Section 409A)) shall remain in place and are incorporated into this Letter and form a part of this Letter as set forth in Appendix B attached to this Letter; provided that, as used in incorporated Sections 6, 7 and 8, the term "Company" shall mean PAR Technology Corporation; and (B) the NDA shall be in addition to, and not in lieu of, and it does not otherwise supersede or preempt, your other covenants or agreements of confidentiality, non- compete, non-disclosure, non-solicitation and/or assignment of proprietary information and/or inventions to Punchh (including, as set forth in the Employee Invention Assignment and Confidentiality Agreement attached to this Letter as Exhibit B) and, in the event of a conflict between your obligations under the NDA and any other covenant or agreement to which you are otherwise subject, the terms that are enforceable and most protective of the Company and its subsidiaries shall govern. This Letter shall be binding upon and inure to the benefit of and be enforceable by the Company's successors and assigns and, except as expressly provided in this Letter, no term or provision of this Letter is intended to be, or shall be, for the benefit of any person other than the Company and you. The provisions of this Letter shall be deemed severable. The invalidity or unenforceability of any provision of this Letter in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Letter in such jurisdiction or the validity, legality, or enforceability of any provision of this Letter in any other jurisdiction, it being intended that all rights and obligations of the Company and you hereunder shall be enforceable to the fullest extent permitted by applicable law. For purposes of this Letter, the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation". The validity, interpretation, construction and performance of this Letter, and all acts and transactions pursuant hereto and the rights and obligations of you and the Company hereunder shall be governed, construed, and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Please confirm your acceptance of this offer, and your agreement to be bound by the terms and conditions of this Letter and the documents attached hereto or referenced herein (if any) by signing in the space indicated below and returning the same to me.

5 If you have any questions, please call me at 518.727.6867. Sincerely, PAR Technology Corporation By:___/s/ Cathy A. King____________ Name: Cathy A. King Title: VP, General Counsel & Corporate Secretary Accepted and Agreed to: ____/s/ Raju Malhotra__________ Raju Malhotra Dated:__10/4/2021____________

6 Appendix A [2. Fiscal Year 2021 Incentive Compensation & Bonus. (a) The first paragraph of Section 2 (Incentive Compensation), Section 3. (2021 LARR & CARR Performance Equity), and Section 4 (Bonus) of your offer of employment letter dated July 14, 2021 between you and Punchh Inc. ("Punchh") and accepted by you on August 4, 2021 (attached to this Letter as Appendix A, the "July 2021 Offer Letter") are incorporated into this Letter and form a part of this Letter. Capitalized terms used in this Section 2 and not otherwise defined in this Section, shall have the meanings ascribed to them in the Sections of July 2021 Offer Letter incorporated herein.] July 2021 Offer Letter: 2. Incentive Compensation. For the fiscal year ending December 31, 2021, you will continue to participate in the Company's annual performance bonus program in effect immediately prior to the closing of the merger transaction on April 8, 2021 among the Company and ParTech, Inc. ("ParTech") with others (as attached to this Letter, as Exhibit B, the "2021 Performance Plan"). Pursuant to the 2021 Performance Plan, you are eligible to receive a performance bonus (the "2021 Bonus") equal to $275,000.00, subject to achievement of previously defined individual and company performance goals. If, and to the extent such performance goals are satisfied, as determined by the Committee (as herein defined), your 2021 Bonus will be payable in accordance with the Company's annual performance review cycle. You must be employed on the bonus payment date in order to be eligible to receive your 2021 Bonus payment. 3. 2021 LARR Performance Equity. On the third full trading day of the common stock of PAR Technology on the New York Stock Exchange following PAR Technology's disclosure of its quarterly financial results for the quarter ending June 30, 2021, you will be granted restricted stock units representing a grant date value of $100,000.00 (the "LARR RSUs"), with each LARR RSU representing the right to receive one share of PAR Technology common stock upon vesting. Subject to the level of achievement of the 2021 LARR performance target(s), set forth in Exhibit C to this Letter, for the January 1, 2021 thru December 31, 2021 performance measurement period, as certified by the Committee1, the percentage of the LARR RSUs earned2 shall be eligible to become vested, in equal installments of 1/3rd each, on the first day of the last month of the fiscal quarter in which the Committee shall have certified performance (the "LARR RSU initial vesting date"), on the one-year anniversary of the LARR RSU initial vesting date, and on the two-year anniversary of the LARR RSU initial vesting date, in each case so long as you remain continuously employed as the Company's (or an affiliate of the Company's) CPTO until and including each vesting date. Your LARR RSUs will be made under the Plan and subject to the terms and conditions of PAR Technology's restricted stock award agreement(s) then in effect. 4. Bonus. On April 8, 2022, so long as you remain continuously employed as the Company's CPTO (or an affiliate of the Company's) until and including such date, you will be eligible to receive a cash bonus of $250,000.00, which will be paid to you within 10 business days following such date. 1 The Committee shall certify the achievement of the 2021 LARR performance target(s), including the percentage of achievement, after the performance measurement period. 2 Earned LARR RSUs are the percentage of LARR RSUs linked to the percentage of the LARR performance target(s) achieved.

7 Appendix B [(A) your severance entitlements under your ofer letter dated July 26, 2020 with Punchh set forth in Section 6 (Termination Benefits) thereof relating to base salary and your equity awards (originally granted by Punchh and subsequently assumed by the Company on April 8, 2021), together with those provisions that inform the application of Section 6 (Section 7 (Definitions) and Section 8 (Section 409A)) shall remain in place and are incorporated into this Letter and form a part of this Letter as set forth in Appendix B attached to this Letter; provided that, as used in incorporated Sections 6, 7 and 8, the term "Company" shall mean PAR Technology Corporation;] 6. Termination Benefits. (a) In the event your employment is terminated by the Company without Cause (as defined below), or in case you resign from your employment with the Company for Good Reason (as defined below), (a "Qualified Separation"), you will be entitled to receive a cash payment in the gross amount equivalent to 3 months of your base salary in effect as of the date of your Separation (as defined below), less all applicable withholdings, to be paid in equal installments for a period of 3 months following the Separation (the "Severance"). The Company will add another month to the Severance in the event of a Qualified Separation occurring after 2 years of your continued employment with the Company, with such Severance to be paid in equal installments for a period of 4 months following the Separation. Subject to the foregoing, the Severance will be paid or commence, as applicable, within sixty (60) days of your Separation (and, in the case of commencement of payments, once they commence, will include any unpaid amounts accrued from the date of your Separation). Your entitlement to the Severance is subject to your compliance with subsection (c) below. (b) In the event that there is a Change in Control (as defined in below) and the Company or its successor terminates your employment other than for Cause or you resign from the Company for Good Reason, either occurring within twelve (12) months following consummation of the Change in Control, you will be entitled to receive (i) the Severance as set forth in Section [5](a) above and (ii) acceleration of 100% of any outstanding unvested shares subject to the Option (as discussed above) ("Accelerated Equity"), such that the Accelerated Equity will vest and become fully exercisable as of your Separation ("CIC Benefit"). Your entitlement to the CIC Benefit is subject to your compliance with subsection (c) below. (c) You will not be eligible for the Severance or CIC Benefit under Sections [5](a) or (b) unless you have executed a general release of all claims that you may have against the Company (or its successor) or entities or persons affiliated with the Company (or its successor), in the form prescribed and to be provided to you by the Company (or its successor) (the "Release"). You must execute and return the Release on or before the date specified by the Company (or its successor) in the prescribed form (the "Release Deadline"). If you fail to return the Release on or before the Release Deadline, or if you revoke the Release, then you will not be entitled to the Severance or CIC Benefit. 7. Definitions. For purposes of this Agreement, the following terms shall have the following meanings: (a) "Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

8 (b) For purposes of this Agreement, "Cause" means Separation for the following reasons: (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of Company documents or records; (ii) material failure to abide by the Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, improper use or disclosure of the Company's confidential or proprietary information); (iv) any intentional act which has a material detrimental effect on the Company's reputation or business; (v) repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach of any employment or service agreement between you and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs your ability to perform your duties with the Company. (c) For purposes of this agreement, "Change in Control" means (i) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Company, (ii) a sale of all or substantially all of the assets of the Company that is followed by a liquidation, dissolution or winding up of the Company, (iii) any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of the Company solely with its equity holders) or (iv) any merger or consolidation (each, a "combination transaction"), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder," as defined below) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity's Parent if the surviving entity is owned by the Parent) that, immediately after the consummation of such combination transaction, together possess at of another entity that merges or combines with the Company in such combination transaction. (e) For purposes of this Agreement, "Good Reason" means without your consent, any of the following: (i) a material reduction in your duties or responsibilities that is inconsistent with your position, provided that a mere change of title alone shall not constitute such a material reduction; (ii) the requirement that you change your principal office to a facility that increases your one-way commute by more than fifty (50) miles from your commute to the location at which you are employed prior to such change, or (iii) a material reduction in your annual base salary (other than (x) in connection with a general decrease in the salary of all similarly situated employees and (y) following such Change in Control, to the extent necessary to make your salary commensurate with those other employees of the Company or its successor entity or parent entity who are similarly situated with you following such Change in Control). In order for a voluntary resignation of employment to be for "Good Reason," (1) you must have provided the Company with written notice of the event that you believe may constitute "Good Reason" and the Company must have failed to cure the conditions that you allege constitutes "Good Reason" within ten (10) days after receipt of your written notice, and (2) you must deliver a written resignation and in fact terminate your employment with the Company within the thirty (30) day period specified above. (f) "Parent" of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, "control" means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).

9 (g) "Separation" means a "separation from service," as defined in the regulations under Section 409A of the Internal Revenue Code and the regulations thereunder. (h) "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain. 8. Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Employment Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A of the Code and the regulations thereunder ("Section 409A"), and you are deemed at the time of such termination of employment to be a "specified employee" under Section 409A, then such payment will not be made or commence until the earlier of (i) the expiration of the six (6) month period measured from your Separation or (ii) the date of your death following such Separation; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between your termination of employment and the first payment date as a result of the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. To the extent that any provision of this letter agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that such payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this letter agreement may be classified as a "short-term deferral" within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this letter agreement are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. To the extent any nonqualified deferred compensation subject to Section 409A payable to you hereunder could be paid in one or more taxable years depending upon you completing certain employment-related actions (such as resigning after a failure to cure a Good Reason event and/or returning an effective release), then any such payments will commence or occur in the later taxable year to the extent required by Code Section 409A.

1 (v.2020 – CA Only) Exhibit A Non-Disclosure; Non-Competition; Non-Solicitation Agreement (Attachment is Omitted)

10 Exhibit B (Attachment is Omitted)

11 Punchh, Inc. Main: +1- 650 - 781-7100 Web: www.Punchh.com Address: 1875 South Grant Street, Suite 810, San Mateo, CA 94402